UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010

ROADSHIPS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 North Tryon Street, City Center Suite 1600
Charlotte NC 28202
704-237-3194
www.roadships.us

Registrant’s telephone number, including area code: 704-237-3194

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ROADSHIPS HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
Exhibit – 10.1 Share Purchase Agreement
Signatures

Item 1.01 Entry into a Material Definitive Agreement

Share Purchase Agreement

On November 8, 2010, Roadships Holdings, Inc. (the “Registrant”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) by and between Royans Brisbane Pty Ltd. (“Royans Brisbane”), an Australian company, Roadships Acquisitions Australia Limited (“Roadships Acquisitions”), an Australian subsidiary of the Registrant, and Peter Royan, an individual residing at 17/23 Alfred Rd., Chipping Norton NSW 2170, Australia.

Pursuant to the Share Purchase Agreement, Roadships Acquisitions desires to acquire 100% of the shares on issue for Royans Brisbane in exchange for ordinary shares, preference shares and options in the Registrant. Royans Brisbane provides specialist repair services to the heavy transport industry on the East-coast of Australia.

The Registrant will acquire the Leasehold property at Corner Industrial and Campbell Roads, Wacol QLD 4076 (Wacol) and all of the issued shares of Royans Brisbane for the following consideration (subject to adjustment and a maximum payment as set out below and free of undisclosed encumbrances and other third party rights) (“Purchase Consideration”):

•	Settlement of the existing loan on the Leasehold property at Wacol to the value of $1.6 million Australian Dollars on or before January 31, 2011 (“First Payment”);
•	The Leasehold property at Wacol, currently owned by Putoke Alinton Pty Ltd as trustee of the Putoke No. 2 Unit Trust, for $6 million Australian Dollars (“Second Payment”); and
•	100% of the issued shares of Royans Brisbane for $6 million Australian Dollars (“Third Payment”).
•
The Purchase Consideration is made up of the following payments:
•	First Payment shall be paid in cash to Putoke Alinton Pty Ltd as trustee of the Putoke No. 2 Unit Trust or as otherwise directed in writing by Peter Royan;
•	Second Payment made upon completion of sale and purchase of the Leasehold property as set out above;
•	Third payment made upon competition of the sale and purchase of the shares as set out above;
•	The Second and Third Payments will be paid 100% in scrip to be satisfied via the following issues and transfers
•	10 million preference shares in the Registrant to be issued to Peter Royans;
•	5 million common shares in the Registrant to be issued to Peter Royans;
•	3 million shares in the Registrant;
•	4 million options in the Registrant, exercisable at par with a strike price of 25 cents each to be issued to Peter Royans.

The Effective Date of the transaction will be December 1, 2010, when the Second and Third Payments shall be made. Roadships Acquisitions will be entitled to all of the benefits and liabilities and to report the profit of Royans Brisbane from the Effective Date.

Furthermore, upon the condition that Peter Royan is unable to sell all of the shares issued pursuant to the Share Purchase Agreement within the twelve-month period after the Effective Date for a value equal to or greater than $12 million, then the Registrant will transfer all of the shares in Royans Brisbane to Peter Royan. Moreover, the Registrant will not be repaid the amount spent on settlement of the loan stipulated and Peter Royan will retain any value realized by sale of the shares as set out above.

The Full Share Purchase Agreement is attached as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Purchase Agreement, the Registrant will issue the following securities:

•	10 million preference shares in the Registrant to be issued to Peter Royans;
•	5 million common shares in the Registrant to be issued to Peter Royans;
•	3 million shares in the Registrant;
•	4 million options in the Registrant, exercisable at par with a strike price of 25 cents each to be issued to Peter Royans.

Unless stated above, the shares shall bear a restrictive legend, pursuant to the Securities Act of 1933, as amended, and applicable state law.  The Registrant has relied on section 4(2) of the Securities Act of 1933 in issuing the securities based on the following facts:  (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our Company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit – 10.1 Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2010                        Roadships Holdings, Inc.

 By: /s/ Michael Nugent
                                                                    Michael Nugent
                                                                    Chief Executive Officer

Date: November 22, 2010                        Roadships Holdings, Inc.

                                                                    By: /s/ Robert Smith
                                                                    Robert Smith
                                                                    Corporate Secretary

Exhibit Index

Exhibit – 10.1 Share Purchase Agreement